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EXHIBIT 10-AG

                            STOCK OPTION AGREEMENT


This Agreement is made this 12th day of August, 1996, by and between Daniel B. Fitzpatrick ("Fitzpatrick"), Quality Dining, Inc. ("QDI"), an Indiana corporation and Bagel Acquisition Corporation, an Indiana corporation ("BAC").

                                   RECITALS

     A. Fitzpatrick is the owner of one hundred shares (the "Shares") of BAC which constitute 100% of the issued and outstanding capital stock of BAC.

     B. Fitzpatrick desires to grant QDI the option to acquire the Shares in accordance with the terms set forth below.

NOW THEREFORE, in consideration of the terms and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


1. Grant of Option. Fitzpatrick hereby grants QDI the right and option to acquire the Shares subject to the terms and conditions of this Agreement.

2. Purchase Price. The purchase price for the Shares to be purchased hereunder shall be one thousand dollars and no cents ($1,000) in addition to other reasonable out of pocket expenses incurred by Fitzpatrick incident to his ownership of the Shares up to the date QDI acquires the Shares.

3. Exercise of Option. QDI may exercise the option granted herein at any time, from time to time up to and including the tenth anniversary date of this Agreement, after which time this Agreement shall terminate along with all rights granted hereunder.

4. Transfer, Assignment or Encumbrance. The rights granted hereunder may be transferred, assigned or encumbered by QDI, at its sole discretion, and the exercise of such rights by QDI shall not in any way affect the rights granted it by Fitzpatrick and BAC hereunder.

5. Issuance of New Shares. In the event that BAC issues new or additional shares to any person or entity, the option to purchase set forth herein shall extend to such shares in the same manner and to the same extent this Agreement applies to the Shares.

6. Entire Agreement. This Agreement contains all of the terms, conditions and understandings of the parties with respect to the subject matter hereof and shall supersede any and all prior understandings and agreements, written or oral, relating
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   thereto. Except as expressly provided herein, no modification or this
   Agreement shall be binding on any party unless it is in writing signed by Fitzpatrick, QDI and BAC.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

DANIEL B. FITZPATRICK:                      QUALITY DINING, INC.:

/s/ Daniel B. Fitzpatrick                   by /s/ Michael G. Sosinski
-------------------------                      -----------------------
Daniel B. Fitzpatrick                          Michael G. Sosinski,
                                               Chief Financial Officer


BAGEL ACQUISITION CORPORATION:

by /s/ Daniel B. Fitzpatrick
-------------------------
Daniel B. Fitzpatrick,
President